Exhibit 3.11.1

ARTICLES OF INCORPORATION

OF

TRAVEL AIR INSURANCE COMPANY, LTD.

ARTICLE I

Name

The name of this Corporation is TRAVEL AIR INSURANCE COMPANY, LTD.

ARTICLE II

Registered Office and Registered Agent

The registered office of this Corporation in the state of Kansas is at Page Court, Suite 200, 220 West Douglas, Wichita, SEDGWICK COUNTY Kansas 67202. The registered agent at that address is Daniel K. Smartt.

ARTICLE III

Nature Of Business

The nature of the business or purposes to be conducted or promoted are:

(a) Subject to the provisions of the laws of the State of Kansas governing captive insurance companies, and as authorized by the Commissioner of Insurance, to insure risks and to provide reinsurance as an Aircraft Captive Insurance Company; and

(b) To engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

ARTICLE IV

Capital Stock and Capital

This Corporation is authorized to issue 1,000,000 shares of common stock with $1.00 par value.

ARTICLE V

Incorporators

The names and mailing addresses of the incorporators are:

Daniel K. Smartt

Page Court, Suite 200

220 W. Douglas

Wichita, Kansas 67202-3107

Jeffrey L. Davis

Page Court, Suite 200

220 W. Douglas

Wichita, Kansas 67202-3107

William L. Oliver, Jr.

300 Page Court, 220 W. Douglas

Wichita, Kansas 67202-3194

ARTICLE VI

Directors

The powers of the incorporators are to terminate upon the filing of these Articles of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

Daniel K. Smartt	Jeffrey L. Davis
Page Court, Suite 200	Page Court, Suite 200
220 W. Douglas	220 W. Douglas
Wichita, Kansas 67202-3107	Wichita, Kansas 67202-3107

Joseph T. Giardina	Robert Martin
9709 E. Central	300 Page Court, 220 W. Douglas
Wichita, Kansas 67206	Wichita, Kansas 67202

William L. Oliver, Jr.
300 Page Court, 220 W. Douglas
Wichita, Kansas 67202

ARTICLE VII

Management

The affairs of this Corporation shall be managed by a board of directors, the number of which shall be provided in the bylaws. The directors shall hold at least one meeting each year in the State of Kansas. At least one director shall be a resident of the State of Kansas.

ARTICLE VIII

Bylaws

The power to adopt, repeal and amend the bylaws of this Corporation shall reside in the board of directors of this Corporation.

ARTICLE IX

Limitation of Director Liability

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.S.A. 17-6424 and any amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

IN TESTIMONY WHEREOF, we have hereunto set our names this 21 day of November, 1990.

/s/ Daniel K. Smartt
Daniel K. Smartt

/s/ Jeffrey L. Davis
Jeffrey L. Davis

/s/ William L. Oliver Jr.
William L. Oliver Jr.

STATE OF KANSAS	)
	)	ss :
COUNTY OF SEDGWICK	)

Personally appeared before me, a Notary Public, in and for said county and state, Daniel K. Smartt, who is personally known to me to be the same person who executed the foregoing instrument in writing, and duly acknowledged the execution of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of November, 1990.

Notary Public

[SEAL APPEARS HERE]
My appointment expires:

July 13, 1993

STATE OF KANSAS	)
	)	ss :
COUNTY OF SEDGWICK	)

Personally appeared before me, a Notary Public, in and for said county and state, Jeffrey L. Davis, who is personally known to me to be the same person who executed the foregoing instrument in writing, and duly acknowledged the execution of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of November, 1990.

Notary Public

My appointment expires:

July 13, 1993

STATE OF KANSAS	)
	)	ss :
COUNTY OF SEDGWICK	)

Personally appeared before me, a Notary Public, in and for said county and state, William L. Oliver, Jr., who is personally known to me to be the same person who executed the foregoing instrument in writing, and duly acknowledged the execution of the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of November, 1990.

Notary Public

My appointment expires:

July 13, 1993

STATE OF KANSAS

INSURANCE DEPARTMENT

CAPTIVE INSURANCE COMPANY CERTIFICATION

I, FLETCHER BELL, Commissioner of Insurance of Kansas, do hereby certify that the establishment, and maintenance of Travel Air Insurance Company, Ltd., Wichita, Kansas, will promote the general good of the State of Kansas. This certification has been provided in accordance with K.S.A. 40-4306(d) which pertains to captive insurance companies.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal. Done at the City of Topeka, this 27th day of November A.D. 1990

Commissioner of Insurance

By
Assistant Commissioner